UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2020, the board of directors (the “Board”) of Humanigen, Inc. (the “Company”) determined that the Company had achieved the fiscal year 2020 performance criteria and objectives that were previously established by the Compensation Committee of the Board (the “Committee”) in connection with the Company’s 2020 annual incentive plan. As a result, upon the recommendation of the Committee and in recognition of his substantial contributions to the Company’s success in outperforming the relevant full-year performance targets, on October 5, 2020, the Board (with Dr. Cameron Durrant, the Company’s Chairman and Chief Executive Officer, abstaining) approved the acceleration of the payout of a portion of Dr. Durrant’s fiscal year 2020 bonus. Dr. Durrant will remain eligible to receive additional payouts under the 2020 annual incentive plan to the extent the Board determines that the Company has achieved certain additional and stretch goals for 2020.

Based on the Company’s achievement of certain pre-established fiscal year 2020 performance criteria and objectives, Dr. Durrant was awarded a fiscal year 2020 bonus of $1,512,000, with 50% of such bonus being paid in cash and 50% being awarded in stock options, consistent with the terms of Dr. Durrant’s employment agreement. Accordingly, on October 5, 2020, Dr. Durrant was awarded stock options to purchase 82,622 shares of the Company’s common stock at an exercise price of $12.14 per share, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on the grant date. The options were fully vested on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: October 7, 2020